EXHIBIT 21

              Subsidiaries of Hallmark Financial Services, Inc.
              -------------------------------------------------

          Name of Subsidiary*                        State of Incorporation
          -------------------                        ----------------------
    American Hallmark Insurance Company of Texas              Texas

    Hallmark Finance Corporation                              Texas

    ACO Holdings, Inc.                                        Texas

    Hallmark Claims Service, Inc.                             Texas

    American Hallmark General Agency, Inc.                    Texas

    Hallmark Underwriters, Inc.                               Texas

    American Hallmark Agencies, Inc.                          Texas

    Allrisk Insurance Agency, Inc.                            Texas

    Phoenix Indemnity Insurance Company                       Arizona

    Millers General Agency, Inc.                              Texas

    Effective Litigation Management, Inc.                     Texas

    Financial and Actuarial Resources, Inc.                   Texas


   *  All subsidiaries conduct business under their corporate name.